QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.01

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. 1350

        Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, in his capacity as an officer of Portola Packaging, Inc. (the "Company"), that, to his knowledge, the Annual Report of the Company on Form 10-K for the period ended August 31, 2002, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: December 12, 2003	/s/ JACK L. WATTS Jack L. Watts Chairman of the Board and Chief Executive Officer

Date: December 12, 2003	/s/ DENNIS L. BERG Dennis L. Berg Vice President, Finance and Chief Financial Officer

QuickLinks

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICERS AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. 1350